Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K






            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 2-98237) of Intermediate Municipal Trust, and to the incorporation by reference of our report dated July 11, 2005 on Federated Intermediate Municipal Trust included in the Annual Report to Shareholders for the fiscal year ended May 31, 2005.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
July 25, 2005